[CFS BANCSHARES LETTERHEAD]




                                                      January 24, 2003


To:  Participants in the Company's Employee Stock Ownership Plan


     As described in the attached materials, proxies are being solicited in connection with the proposals to be considered at the upcoming Special Meeting of Stockholders of CFS Bancshares, Inc. (the "Company"). We hope you will take advantage of the opportunity to direct the manner in which shares of common stock of the Company allocated to your account pursuant to the Employee Stock Ownership Plan ("ESOP") of Citizens Federal Savings Bank will be voted.

     Enclosed with this letter is a proxy statement, which describes the matters to be voted upon, and a voting instruction ballot, which will permit you to vote the shares in your ESOP account. After you have reviewed the proxy statement, we urge you to vote your shares held pursuant to the ESOP by marking, dating, signing and returning the enclosed voting instruction ballot to the ESOP Trustee in the return envelope provided.

     We urge each of you to vote, as a means of participating in the governance of the affairs of the Company. If your voting instructions for the ESOP are not timely received, the shares allocated to your account will generally be voted by the ESOP Trustee as directed by the ESOP Committee, consisting of Directors Woolfolk, Coleman and Lett, subject to the fiduciary duties of the ESOP Committee and the ESOP Trustee. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

     Please note that the enclosed material relates only to those shares which have been allocated to you under the ESOP. You should receive other voting material for those shares owned by you individually and not under the ESOP.

                                   Sincerely,



                                   /s/ Bunny Stokes, Jr.
                                   -----------------------------
                                   Bunny Stokes, Jr.
                                   Chairman of the Board and
                                       Chief Executive Officer

                            THE TRUST COMPANY
                       OF STERNE, AGEE & LEACH, INC.



January 21, 2003




     Re:  Citizens Federal Savings Bank Employee Stock Ownership Plan


Dear Plan Participant:

Enclosed is Proxy Material for the Shareholders Meeting scheduled for February 19, 2003. This material applies to your share balance held in Citizens Federal Savings Bank Employee Stock Ownership Plan.

As trustee of the Citizens Federal Savings Bank Employee Stock Ownership Plan, we are required to poll plan participants as to their desired votes. We will then vote all shares held in the Plan.

Please vote and sign the enclosed proxy and return it to us via FAX (205) 949-3632 or by mail to The Trust Company of Sterne, Agee & Leach, Inc., 800 Shades Creek Parkway, Birmingham, AL 35209, Attn. Retirement Plan Services. In order for your vote to be counted, we will need to receive it by February 14, 2003.



The Trust Company of Sterne, Agee & Leach, Inc.

                        ESOP VOTING INSTRUCTION BALLOT


                       CFS BANCSHARES, INC.              Please mark  [X] FOR
                  SPECIAL MEETING OF STOCKHOLDERS       your votes as
                                                        indicated in
                                                        this example

      The undersigned hereby instructs The Trust Company of Sterne, Agee & Leach, Inc., the trustee of the Employee Stock Ownership Plan ("ESOP") of CFS Bancshares, Inc. ("CFS Bancshares"), to vote all the shares of common stock of CFS Bancshares allocated to my ESOP account at CFS Bancshares' special meeting of stockholders (the "Special Meeting"), to be held on Wednesday, February 19, 2003, in the second floor auditorium located at 300 18th Street North, Birmingham, Alabama at 2:00 p.m., Central Time, and at any and all adjournments and postponements thereof, as follows:

                                                        FOR   AGAINST  ABSTAIN
 1.Adoption of the Agreement and Plan of Merger,        [ ]     [ ]      [ ]
 dated May 30, 2002, by and among Citizens Bancshares
 Corporation, Citizens Trust Bank, CFS Bancshares,
 Inc. and Citizens Federal Savings Bank, as amended on December 19, 2002.


                                        2.  Approval
                                        of motion to    FOR   AGAINST  ABSTAIN
                                        adjourn the     [ ]     [ ]      [ ]
                                        Special
                                        Meeting,  if
                                        necessary, to
                                        solicit
                                        additional
                                        proxies with
                                        respect to
                                        approval of
                                        the Agreement
                                        and Plan of
                                        Merger.

                                        The Board of Directors of CFS
                                        Bancshares recommends a vote "FOR"
                                        proposals 1 and 2.


       In its discretion, the ESOP Trustee is authorized to vote on any other business that may properly come before the Special Meeting or any adjournment or postponement thereof.

     This ballot will be voted as directed. If you date, sign and return this ballot but do not provide specific voting instructions, this ballot will be voted FOR Proposals 1 and 2. If any other business is presented at the Special Meeting, this ballot will be voted by those named in this ballot in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting. The stockholder may revoke this ballot at any time before it is voted.


THIS BALLOT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CFS BANCSHARES.

      The undersigned acknowledges receipt from CFS Bancshares, prior to the execution of this ballot, of the Notice of the Special Meeting and the Proxy Statement.

 Dated:______________________            ________________________________
                                         Print Name of Stockholder(s)

 ____________________________            ________________________________
 Signature of Stockholder                Signature of Stockholder

 Please sign exactly as your name appears above on this form. If shares are held jointly, each holder should sign.

------------------------------------------------------------------------------
               PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THIS BALLOT
                       TO THE ADMINISTRATORS OF THE ESOP.
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